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                                                                    Exhibit 21.1
                                                                    ------------

                  Subsidiaries of Fox Family Worldwide, Inc.


NAME:                                    JURISDICTION OF INCORPORATION
                                         OR ORGANIZATION:

FCN Holding, Inc.                        Delaware
Fox Children's Network, Inc.             Delaware
Fox Family Management, LLC               Delaware
Fox Family Properties, Inc.              Delaware
Fox Kids Europe Channels BV              The Netherlands
Fox Kids Europe Limited                  United Kingdom
Fox Kids Europe, N.V.                    The Netherlands
Fox Kids Europe Properties, SarL         Luxembourg
Fox Kids Holdings, LLC                   Delaware
Fox Kids Worldwide, LLC                  Delaware
International Family Entertainment, Inc. Delaware
MTM Enterprises, Inc.                    California
Saban Entertainment, Inc.                Delaware
Saban International N.V.                 Netherlands Antilles
Saban Merchandising, Inc.                California